UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

BERGIO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150029	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Daniel Road East Fairfield, NJ 07004
(Address of principal executive offices)

(973) 227-3230
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Effective December 27, 2010, Bergio International, Inc. (the “Company”) effectuated a 1-for-12 reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Reverse Split”).  Prior to the Reverse Split, a total of 133,778,147 shares were issued and outstanding.  Upon completion of the Reverse Split, a total of 11,148,179 shares of the Company’s common stock are issued and outstanding.  As a result of the Reverse Split, the Company’s symbol for quotation on the Over-the-Counter Bulletin Board will be displayed as “BRGOD” for a period of 20 days.  Upon conclusion of such 20 day period, the Company’s symbol will revert back to “BRGO.”  The Company’s new CUSIP No. is: 084080209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Dated: December 29, 2010	/s/ Berge Abajian Berge Abajian Chief Executive Officer